OMNIQ’s Machine Vision Vehicle Recognition Solution Selected for

Security and Parking Management at Large Macau Casino

●	Patented system improves safety and revenue control
●	Company expects follow-on orders from Macau market in 2020
●	Artificial Intelligence-based algorithm developed and tested in Israel

Salt Lake City, UT, December 19, 2019 – OMNIQ, Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), via its HTS division, announces that it has been awarded a contract for the installation of its AI-based vehicle recognition system for use in security and parking management applications at a large casino in Macau. Developed in Israel by OMNIQ’s R&D team, the AI-based machine vision solution delivers industry-leading accuracy in real-time license plate identification to enhance security as well as enable a parking system that requires less hands on oversight.

Shai Lustgarten, CEO of OMNIQ Corp. stated, “Security and safety are the top priorities in a casino environment, and we’re proud that our license plate recognition solution, known for its proven accuracy and effectiveness, has been chosen for use by this large casino operator. Our versatile systems, which not only enhance security but can also improve parking operations, are currently being used at several casino properties in Las Vegas, New Orleans and Lake Tahoe, as well as in other settings, including installations at 30 airports in the U.S., in sensitive zones and hundreds of parking lots around the world.

“We have also recently announced the launch of our patented SeeCube™ solution, which has the broadened ability to capture and record all of a vehicle’s characteristics, including make, model and color. We anticipate that as customers see how effective our LPR solution is, they will understand the additional value in selecting an upgrade to our SeeCube™ solution, which, through its heightened identification and tracking capabilities, enables law enforcement and homeland security forces to quickly and accurately identify and prevent dangerous and life threatening situations and can facilitate an automated parking process to maximize revenue.”

Mr. Lustgarten concluded: “This is an exciting opportuntiy and we anticipate significant follow-on orders from other casinos and facilities in Macau. With the abiliity to provide crucial real-time information to law enforcement and homeland security organizations based on the most sophisticated AI and machine learning technology, we believe demand for our solutions will continue to grow. We look forward to introducing our solutions to new customers and to capitalizing on the growing interest opportunities we’re seeing worldwide.”

About OMNIQ Corp.

OMNIQ Corp. operates two divisions, HTS Image Processing and Quest Solution. HTS Image Processing is a leading provider of computer vision image processing-based solutions using patented and proprietary AI technology to provide real-time surveillance and monitoring for homeland security, traffic & parking management, law enforcement and access control applications as well as supply chain management.

Quest Solution provides supply chain solutions, specializing in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. The Company’s mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. OMNIQ’s customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food/beverage, transportation and logistics, healthcare and chemicals/gas/ oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com